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                                                                    EXHIBIT 10.4

                      CONTRACTOR AND DEVELOPMENT AGREEMENT

         THIS Contractor AGREEMENT ("Agreement") is made this 9th day of July, 2000, by and between PRIME HOSPITALITY CORP. ("Owner") whose principal place of business is located at 700 Route 46 East, Fairfield, New Jersey 07004 and MOORE & ASSOCIATES, INC.("Contractor") whose principal place of business is located at 130 Maple Drive North, Hendersonville, Tennessee 37075 and whose telephone number is (615) 264-8020, and SHOLODGE, INC., whose principal place of business is located at 130 Maple Drive North, Hendersonville, Tennessee 37075 ("Guarantor").

                                    ARTICLE 1
                            DEFINITIONS AND EXHIBITS

         This Agreement contains the following exhibits:

         Exhibit A - Architect
         Exhibit B - FF&E
         Exhibit C - Plans and Specifications
         Exhibit D - Schedule of Values
         Exhibit E - Supplemental Conditions

         As used in this Agreement, the terms set forth in this Article 1 have the meanings set forth below. The singular use of any defined term includes the plural and the plural use includes the singular.

         Section 1.1. Architect. The term "Architect" means the architect or architectural firm retained by the Contractor and identified on Exhibit "A" attached hereto.

         Section 1.2. Commencement Date. The term "Commencement Date" means the date at the top of this Agreement, which shall coincide with the date of delivery of the executed Agreement to the Contractor.

         Section 1.3. Completion Date. The term "Completion Date" means October 30, 2001.

         Section 1.4. Construction Commencement Date. Construction Commencement Date means the date upon which Contractor receives all permits for the construction of the Project.

         Section 1.5. Contract Documents. The term "Contract Documents" means collectively this Agreement, including and the Exhibits A, B, C, D, E and F attached hereto, and any change orders.


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         Section 1.6.      Contract Sum. The term "Contract Sum" means the total
aggregate sum of EIGHT MILLION THREE HUNDRED SEVENTY-ONE AND NO/100 ($8,371,000.00) DOLLARS to complete the Work.

         Section 1.7 FF&E. FF&E means the furniture, fixtures and equipment used in the operation of the Project as identified on Exhibit B, including telephone and property management systems.

         Section 1.8. Final Completion. The term "Final Completion" means that stage of the Work when the Owner has determined that all services and work called for in the Contract Documents, including but not limited to all punchlist items, have been completed and all other terms and conditions of the Contract Documents applicable to the Contractor have been fulfilled.

         Section 1.9. Governmental Bodies. The term "Governmental Bodies" means collectively all federal, state, municipal, and local governments, agencies, and representatives thereof which have jurisdiction, control or authority over the Work on the Project.

         Section 1.10. Job Progress Schedule. The term "Job Progress Schedule" means a bar chart to be submitted by the Contractor prior to the Commencement Date to the Owner and approved in writing by the Owner, which will set forth: (a) the projected times for the commencement and completion of each stage of the Work, including but not limited to the dates of Substantial Completion and the Final Completion; (b) required delivery dates of materials,;
(c) the percentage of completion of the Work at the end of each stage; and (d) the proportionate amount of the Contract Sum allocated to each such stage of the Work.

         Section 1.11. Laws. The term "Laws" means collectively all ordinances, statues, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

         Section 1.12. Location. The term "Location" means the Location of the Project which is the 124 suite AmeriSuites Hotel, located at Utica, Michigan.

         Section 1.13. Person. The term "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

         Section 1.14. Plans and Specifications. The term "Plans and Specifications" means collectively each of the plans and specifications listed and described on Exhibit "C" attached as prepared by the Architect and the other professionals retained by the Contractor as listed on Exhibit "C".


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         Section 1.15.     Project. The term "Project" means the total
construction Project in connection with which the Work is to be performed and which may include construction activities by other Persons, including but not limited to activities by the Owner and other Contractors, under separate contracts not constituting part of the Contract Documents.

         Section 1.16. Sale Agreement. The term "Sale Agreement" means the Sale and Purchase Agreement entered into between Prime Hospitality Corp. and ShoLodge, Inc. dated March 16, 2000, as amended, July 9, 2000.

         Section 1.17. Schedule of Values. The Schedule of Values means the schedule of construction values set forth as Exhibit D.

         Section 1.18. Substantial Completion. The term "Substantial Completion" means that stage in the progress of the Work when the Owner has determined that the Work or any referenced portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner may occupy and utilize the back of house and public areas for their intended use and all guest rooms are deemed by Owner suitable to occupy, all in accordance with all applicable Laws, and after the final issuance of all occupancy and other permits necessary for the use or occupancy thereof.

         Section 1.19. Supplemental Conditions. The term "Supplemental Conditions" means collectively the terms and conditions set forth on Exhibit "E" attached hereto.

         Section 1.20. Work. The term "Work" means the construction and services required by the Contract Documents, including without limitation, the following:

                  (a) Design. Design includes preparation of all civil and architectural drawings, plans and specifications.

                  (b) Public Approvals. Public approvals include all approvals of Governmental and quasi Governmental Bodies, including site plan approvals, zoning approvals, environmental approvals, architectural plan approvals and the like.

                  (c) Private Approvals. Private approvals include approvals of utilities, property owner's association, and the like, and further includes any public or private easements necessary for ingress, egress, and utilities.

                  (d) Testing and Inspections. Testing and inspections include all testing and inspections required by Governmental and quasi Governmental Bodies before, during and after construction.

                  (e) Permits. Permits include all building permits and certificates of occupancy.


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                  (f)      Construction. Construction includes the construction
and furnishing of the AmeriSuites hotel in accordance with the Contract Documents. Construction will also include the procurement and installation of FF&E.

                  (g) Payment of Fees. Payment of fees shall include payment of all fees in connection with the work, including application fees for approvals, permit fees, inspection fees, impact fees and the like.

                                    ARTICLE 2
                               PERFORMANCE OF WORK

         Section 2.1. Agreement to Perform. The Contractor agrees to commence all Work prepatory to construction on the Commencement Date, engage and supervise adequate labor forces; perform and complete the Work in accordance with the terms of the Contract Documents; and achieve Substantial Completion of all of the Work on or before the Completion Date. All documents and construction methods and acceptance by governmental agencies is the responsibility of the Contractor including code compliance. It is understood that the Contractor will work with Architect to make sure all plans meet all governmental codes.

         Prior to the commencement of any work, Contractor will provide Owner with a detailed final construction budget in substantially the form of Exhibit D attached to this Agreement, which budget shall confirm to Owner's reasonable satisfaction that the total cost of the Work shall not exceed the Contract Sum. Immediately upon the signing of a subcontract, Contractor shall provide Owner with a copy of each such subcontract.

         Section 2.2. Change Orders. Change Orders shall be limited to Owner requested changes. Change Orders shall not be issued for site conditions, documented code compliance changes by the governing municipality(s), or architectural errors. Contractor shall be solely responsible for such matters. If arbitrary changes in the work are requested and directed by the Owner which impact the Completion Date, the Contractor will so notify the Owner and the parties will agree upon an extension of the Completion Date (either increase or decrease). The Contract Sum shall be increased by the agreed-upon increase or decrease in the construction cost.

Amounts for overhead and profit for change orders will be limited to the following:

                  (a) For the Contractor, for Work performed by the Contractor's subcontractor, ten (10%) percent of the amount due to the subcontractor.

                  (b) For the Contractor, for Work performed by the Contractor's own forces, fifteen (15%) of the actual, direct cost of the Work.


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         Section 2.3.      FF&E and Signage Purchases. FF&E and signage will be
purchased by Contractor in accordance with the plans and standard AmeriSuites FF&E specifications in accordance with Exhibit B, provided that Owner may bid on the procurement of FF&E.

         Section 2.4. Time of Performance. Contractor agrees that the time of performance is governed by the obligations of the Guarantor under the Sale Agreement and the Exchange Agreement dated the same date as this Agreement between Owner and Hospitality Property Trust, or its Affiliates. . Delays and excused performance are permitted only to the extent permitted under the Sale Agreement and the Exchange Agreement.

         Section 2.5. Payment for Work. Contractor agrees that all costs and expenses in connection with the work shall be paid by Contractor. Contractor takes responsibility for all site contingencies, such as site conditions, weather conditions, supply problems, labor problems and the like.

                                    ARTICLE 3
                                TERMS OF PAYMENT

         Section 3.1. Contract Sum. The Owner will pay the Contract Sum to the Contractor for the Contractor's performance of the obligations of the Contractor set forth in this Agreement in accordance with this Article 3. Payment of these Sums will be at such times and in such amounts as set forth in the Contract Documents. The Contract Sum is the maximum total and final amount to be paid to the Contractor and is intended to be inclusive of all charges and expenses of every kind and nature with respect to the Work, including but not limited to: (a) the cost of all permits, fees, licenses, and inspections required by any Governmental Bodies; (b) all taxes assessed by any Governmental Bodies, including but not limited to sales taxes with respect to the construction of the Project, use taxes with respect to the construction of the Project, gross receipts taxes, if applicable for amounts earned by the Contractor under Michigan tax laws, and impact fees; (c) costs of all labor, services and materials for performance of the Work, including without limitation, Exhibits A, B, C, D, E and F; (d) all charges or fees incurred by the Contractor for any subcontractors, equipment lessors, mechanics, materialmen, or suppliers of the Contractor; (e) procurement and installation of the FF&E and (f) bonds. In the event that the parties are required by any applicable Laws to separately state or charge any taxes or other charges assessed by any Governmental Body, the aggregate amount of all payments made by the Owner to the Contractor, including any such separately stated amounts, will not be in excess of the Contract Sum. The total contract sum will not be greater than the sum under Section 1.5, excluding the costs associated with arbitrary Owner-requested changes.

          Section 3.2. Submission of Monthly Applications for Payment. On or before the twenty-fifth (25th) of each calendar month, the Contractor will submit to the Owner (a) an itemized application for payment on AIA form G702 and G703 (Owner's Schedule of Values, which application will be notarized and supported by such data substantiating the Contractor's


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application for payment as the Owner may require and (b) an updated Job Progress
Schedule. The monthly application for payment will compare: (i) the status of the Work installed or completed as of the stated date of the application with the schedule of Work to be installed or completed set forth on the Job Progress Schedule; and (ii) the value of such Work with the values set forth on the Job Progress Schedule. With each application Contractor will deliver lien releases for the prior month's advance. The Contractor agrees to the following conditions with respect to each application for payment:

         Section 3.2.1. No Payment of Disputed Sums. The Contractor will not include in any request for payment any sums which the Contractor does not intend to pay to a subcontractor, equipment lessor, mechanic, materialman, material supplier, or other Person because of a dispute or for any other reason.

         Section 3.2.2. No Payments for Off-Site Materials or Equipment. Unless expressly authorized by the terms of the Contract Documents or otherwise approved in writing by the Owner, the Contractor will not include in any requests for payment any sums to be made on the account of materials or equipment not physically located at the Location.

         Section 3.2.3. Warranty of Title. The Contractor represents and warrants to the Owner at the time of the submission of each monthly application for payment that: (a) title to all materials and equipment covered by such application will pass to the Owner either upon the incorporation of such into the Project or upon the receipt of payment by the Contractor, whichever occurs first, free and clear of all liens, claims, security interests or encumbrances of every kind and nature; (b) no work, materials, equipment, or supplies covered by the application has been acquired by the Contractor, or by any Person for whose performance the Contractor is responsible, subject to a security agreement, lease or other encumbrance, (c) the progress of the Work is in accordance with the Contract Documents and the updated Job Progress Schedule,
(d) and Substantial Completion of the Work will be attained on or before the Completion Date.

         Section 3.3. Payment by Owner. On or before the twenty-fifth (25) day of each calendar month the Contractor will submit to Owner on AIA form G702 and G703 , or such other form as Owner will require, a written requisition for payment showing the proportionate value of the Work installed to date, from which Contractor will deduct: (a) a reserve of ten (10%) percent ("Retainage") until 80% of the construction has been completer and then no additional retainage; (b) all previous payments; and (c) all other charges for material or service furnished by Owner to Contractor. The balance of the amount of the requisition, as approved by Owner, Architect, or Engineer, as appropriate, will be due Contractor as of the first business day following the fifteenth (15th) day of the succeeding calendar month. With each application for payment Contractor will submit, in form and substance reasonably satisfactory to Owner, lien waivers from each subcontractor paid out of the preceding application for payment and an update of the Job Progress Schedule establishing to Owner's reasonable satisfaction that Substantial Completion will be achieved by the Completion Date. Contractor will not be entitled to payment and no payment


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will be made until all releases are received.

         Section 3.4. Substantial Completion. At such time as the Contractor considers that Substantial Completion of the Work has been accomplished, the Contractor will prepare for submission to the Owner a written punch list of items which need to be completed or corrected, and will state in writing the time period in which such items will be completed or corrected. The failure to include any items on the punch list does not waive, alter or vary any responsibility of the Contractor to complete the Work in accordance with the Contract Documents. Within twenty (20) days of receipt of the written punch list, the Owner will (i) then inspect the Work to determine if Substantial Completion of the Work has been achieved, (ii) review the accuracy and completeness of the punch list, and (iii) respond in writing to the punch list. Upon the agreement of the Owner that Substantial Completion of the Work has been achieved, the Owner will make such payments, if any, as are due upon Substantial Completion in accordance with the Job Progress Schedule. All punch list items will be completed promptly and in accordance with the schedule agreed to by Owner or if unscheduled corrected within twenty (20) calendar days after the date that the Owner agrees that Substantial Completion of the Work has been achieved. Owner may correct any punchlist item not completed or corrected upon twenty (20) days prior written notice to Contractor and apply Contractor's retainage to pay for completion or correction, provided that the punch list items were not performed in accordance with the schedule.

         Section 3.5. Final Payment. The Owner will pay to the Contractor the final payment of the Contract Sum, including the remaining retainage no later than fifteen (15) days after the completion of the following: (a) the Owner determines that Final Completion has occurred; (b) the Contractor has submitted an affidavit to the Owner identifying the names of all suppliers and subcontractors providing materials or services in connection with the Work and stating that all payrolls, bills for materials and equipment, and other indebtedness connected with the Work have been paid or otherwise satisfied; (c) the Owner has received consent to final payment by the Contractor's sureties, if such consent is required by the terms of any applicable bonds or other agreements; (d) the Contractor has submitted a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is then currently in effect and will not be canceled or allowed to expire until at least thirty (30) days prior written notice has been given to the Owner; (e) all of the Plans and Specifications have been delivered to the Owner by the Architect or Contractor; (f) a final certificate of occupancy and any other permits or licenses required for occupancy have been issued for the Work; (g) the Owner has received such evidence of payment and satisfaction of obligations as may be required by the Owner, including but not limited to affidavits and lien releases from the Contractor, subcontractors, equipment lessors, mechanics, materialmen, and major suppliers; (h) the Owner has received all warranties, service manuals, maintenance schedules, plumbing and mechanical value charts and locations, electrical panel charts and locations, "As Built" drawings and catalog cuts, and any other pertinent information requested by Owner, (j) if required by the Owner, the Owner has been supplied with an endorsement to any existing title insurance policy for the Project insuring title as of the date of Final Completion without any exceptions to coverage caused by or related to the Work or the


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activities of the Contractor at the Project and (j) an as built survey.

         Section 3.6. Basis for Withholding Payment. The Owner may withhold any payment due to the Contractor, in whole or in part, if in the Owner's opinion such payment should be withheld in order to reasonably protect the Owner from loss because of: (a) defective Work not remedied; (b) third party claims;
(c) reasonable evidence of the probability of the filing of the third party claims; (d) the failure of the Contractor to pay subcontractors or suppliers;
(e) the determination that the Work cannot be completed for the unpaid balance of the Contract Sum; (f) damage to the Owner or to another contractor; (g) the determination that Substantial Completion of the Work will not be achieved prior to the Completion Date; (h) the failure of the Contractor to perform the Work in accordance with the Contract Documents; or (i) the breach of this Agreement or any Contract Document. Owner will detail in writing the factual basis for the proposed withholding to the Contractor, and Contractor shall have ten (10) days in which to respond.

         Section 3.7. Effect of Payments. The parties agree that no payment made by the Owner to the Contractor will constitute a waiver of any claims by the Owner against the Contractor, including but not limited to claims arising from: (a) unsettled liens; (b) faulty or defective work or materials; (c) failure of the Work to conform with the Contract Documents; (d) the terms of any warranties made by the Contractor pursuant to the Contract Documents; or (e) any breach by the Contractor of the duties and obligations of the Contractor set forth in the Contract Documents. Acceptance of any final payment by the Contractor or by any subcontractor, equipment lessor, or material supplier will constitute a waiver of any claims against the Owner by such payee.

                                    ARTICLE 4
                              DUTIES OF CONTRACTOR

         Section 4.1. Design. Contractor will be responsible for hiring all design experts, including architects and engineers, and for preparing all Plans and Specifications for the Project. Contractor will submit to Owner for Owner's approval before implementation, all plans and specifications. Contractor's subcontracts with architects and engineers shall provide that Owner shall be the owner of the Plans and Specifications. Contractor will be responsible for conforming and will pay the cost of conforming the Plans and Specifications and construction of the Work to all requirements of Governmental Bodies. If during the course of construction the requirements of any Governmental Body changes, Contractor will be responsible for conforming and will pay the cost of conforming the Plans and Specifications and construction of the Work to all requirements of Governmental Bodies.

         Section 4.2. Public Approval. Contractor will obtain all approvals of Governmental and quasi Governmental Bodies, including site plan approvals, zoning approvals, environmental approvals, architectural and design approvals, and the like. Contractor will be responsible for conforming and will pay the cost of conforming the Plans and Specifications and the construction of the Work and the Project design to the conditions of any such approvals.


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         Section 4.3.      Private Approvals. Contractor will obtain all private
approvals, including approvals of utilities, property owners' associations and the like and further will obtain any public or private easements for ingress, egress and public utilities.

         Section 4.4. Testing and Inspections; Permits. Contractor will be responsible for all testing and inspections by all Governmental Bodies and quasi Governmental Bodies, before, during and after construction. Contractor will be responsible for obtain all building permits and certificates of occupancy.

         Section 4.5. Construction. Contractor will be responsible for performance of the Work and construction of the Project in accordance with the Plans and Specifications. Upon the Commencement Date, Contractor will begin performance under this Contract and will proceed diligently to meet the construction schedule deadlines set forth on Schedule ____.

         Section 4.6. Contractor's Labor. The Contractor will purchase or otherwise arrange for and will pay for all labor, materials, tools, equipment, construction equipment, and machinery, water, heat, utilities, transportation, and other facilities or services required for the complete and workmanlike performance of the Work, including but not limited to temporary and permanent structures whether or not incorporated or to be incorporated into the Work. A force of skilled workers sufficient to accomplish the Work on a timely basis will be maintained by the Contractor at the Location at all times and the Contractor will be responsible for maintaining order and discipline among the Contractor's work force and the work force of the subcontractors of the Contractor. The Contractor agrees to remove from the Project any worker against whom the Owner or Architect has raised a reasonable objection. The Contractor will not permit employment of unfit Persons or Persons not skilled in tasks assigned to them. The Contractor agrees that it will not employ workers or utilize means which may cause work stoppages or other disturbances by workers employed by the Contractor, the Owner, or other contractors or subcontractors at the Project. Any disputes as to jurisdiction of trades arising at the Project with the Contractor will be adjusted in accordance with any applicable plan of jurisdictional disputes which may be in effect nationally or in the locality in which the Project is located; provided, however, that nothing contained herein will violate or be in conflict with any Laws pertaining to or regulating the settlement of any such disputes. The Contractor acknowledges that the Contract Sum reflects any costs to the Contractor for any additional labor and other factors which may be necessary to prevent or resolve labor jurisdictional disputes, and that there will be no further charges to the Owner with respect thereto.

         Section 4.7. Quality of Materials and Work. The Contractor agrees that: (a) the materials and equipment furnished by the Contractor pursuant to the Contract Documents will be of good quality and new unless otherwise required or permitted by the Contract Documents; (b) the Work will be free from defects; and (c) the Work will conform with the requirements of the Contract Documents. Upon the request of the Owner, the Contractor will furnish satisfactory


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evidence as to the kind and quality of materials and equipment.

         Section 4.8. Taxes. The Contractor will pay all excise taxes imposed with respect to the Work, sales taxes imposed with respect to the Work, use taxes imposed with respect to the Work, gross receipts, if applicable for amounts earned by the Contractor under Michigan tax laws, and similar taxes imposed by any Governmental Bodies for the Work.

         Section 4.9. Permits, Fees and Notices. The Contractor will apply for, obtain, and pay for any and all required permits, licenses and inspections required by any Governmental Body which are necessary for the proper execution and completion of the Work, including the cost of the Building Permit. The Contractor will give all notices (with copies to Owner) and comply with all applicable Laws with respect to the performance and completion of the Work. In the event that the Contractor determines that any of the Contract Documents are at variance with any applicable Laws, the Contractor will immediately notify Owner and will be responsible for correcting any such variance at Contractor's cost and expense. The Contractor will assume full responsibility for any portion of the Work performed by the Contractor while knowing or having reasonable cause to know that such portion of the Work is contrary to applicable Laws. At or before the Owner's final acceptance of the Work, the Contractor will deliver to the Owner all certificates, receipts or other evidence of approval, acceptance or payment of fees which may be required to establish the compliance of the Work with applicable Laws.

         Section 4.10. Supervision of Construction. The Contractor will supervise and direct the Work using the Contractor's best skill and attention. The Contractor will be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work to be performed by the Contractor pursuant to the Contract Documents, subject, however, to the terms and conditions of the Contract Documents. The Contractor will be responsible to the Owner for acts and omissions of the Contractor's employees, subcontractors and their agents and employees, and other Persons performing portions of the Work pursuant to any Contractor agreement with the Contractor. The Contractor will not be relieved of any of its duties or obligations to perform the Work in accordance with the terms of the Contract Documents by the activities of the Architect or by any tests, inspections or approvals required or performed by Persons other than the Contractor, all of which will be deemed to have been performed for the sole benefit of the Owner. The Contractor will inspect portions of the Project related to the Contractor's Work in order to determine that such portions are in proper condition to receive subsequent Work.

         Section 4.11. Review of Contract Documents, Field Conditions, and Plans and Specifications by Contractor. The Contractor agrees to: (a) carefully review and compare each of the Contract Documents with the other Contract Documents and with any information furnished to the Contractor by the Owner or the Architect; and (b) take field measurements and verify field conditions and compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing the Work. The Contractor is


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responsible for all site conditions, code compliance and architectural errors.
Contractor will be responsible for all coordination of specifications, structural, mechanical, electrical, fire protection, fire alarm, architectural, engineering drawings and installation of FF&E . The Contractor will promptly report to the Owner any errors, inconsistencies or omissions discovered by the Contractor. The Contractor acknowledges that the dimensions set forth on the Plans And Specifications may be approximate and that the Contractor will use all necessary means to discover any defects in such other work and will report any such defects to the Owner before preceding with the Work and promptly undertake to remedy any such defects. Any approval by the Owner or any representative of the Owner of shop drawings prepared by the Contractor with respect to the Work will not relieve the Contractor of the Contractor's obligation to perform the Work in strict compliance with the Plans and Specifications and to properly match and fit the Work with contiguous work. The decision of the Owner with respect to any issues concerning meaning or interpretation of the Plans and Specifications only (an not with respect to the Contract in general), will be binding upon the Contractor with respect to any issues concerning the Plans and Specifications. The Contractor is responsible for using existing soils or import suitable soil to meet soil requirements and specifications.

         Section 4.12. Identification of Subcontractors and Suppliers. The Contractor, as soon as practical but no later than the first application for payment, will furnish the Owner in writing the names of all subcontractors and all other Persons who are to furnish materials or equipment for any portion of the Work, provided that for subcontracts in excess of Seventy Thousand ($70,000.00) dollars, including self-performed line items. Contractor will provide such names prior to Contractor's delivery of the first Application for Payment.

         Section 4.13. Agreements with Subcontractors. The Contractor will employ each subcontractor pursuant to a written subcontract document which will provide that the subcontractor will be bound to the Contractor by the terms of the Contract Documents, and that the subcontractor assumes toward the Contractor all of the obligations and responsibilities which the Contractor assumes toward the Owner in accordance with the Contract Documents. Each subcontract agreement will provide that such subcontract agreement is assignable to the Owner upon:
(a) a termination of the Contractor by the Owner in accordance with the terms of this Agreement; (b) the written election of the Owner of assignment; and (c) subject to any prior rights, if any, of any sureties obligated under bond to the Owner with respect to the Work. Each subcontract agreement will preserve and protect the rights of the Owner under the Contract Documents with respect to the Work to be performed by the subcontractor so that the subcontracting thereof will not prejudice such rights of the Owner as to the Contractor. Each subcontractor will similarly engage its sub-subcontractors. Subcontracting will in no way diminish or lessen the Contractor's obligations to the Owner in accordance with the Contract Documents.

         Section 4.14. Construction Meetings. Contractor will hold regularly scheduled monthly job meetings among the Contractor and subcontractors, and Owner may attend. Contractor will take minutes of such meetings and provide Owner with copies of those minutes promptly after


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completion of the meetings.

         Section 4.15. Shipments of Materials. The Contractor agrees that it will not ship or order shipments in the name of the Owner. All shipping charges shall be paid by the Contractor. The Owner will have the right to designate any carriers upon which materials required for the Work will be shipped provided that any such designation by the Owner will not increase the costs of the Contractor therefor. All materials and equipment to be delivered to the Project by or on behalf of the Contractor will be delivered at such times and in such a manner as to not unreasonably interfere with other activities at the Project. Within ninety (90) days after the date of this Agreement, Contractor will provide Owner with a schedule of delivery dates and shipping address for all FF&E

         Section 4.16. Use of Project Site. The Contractor agrees to not unreasonably encumber the site of the Project with the Contractor's materials or equipment. The Contractor will confine the operations of the Contractor to areas necessary for the performance of the Work and as permitted by applicable Laws and as authorized by the directions of the Owner or by any Governmental Body. All rules and regulations of the Owner which may be in effect at the Location regarding passes, badges, smoking, fire prevention, signs, conduct, and the like, will be observed by the Contractor, the subcontractors of the Contractor, and their respective employees. The Contractor will keep the Project free from accumulations of waste materials or rubbish generated as a result of the Work. All waste materials and rubbish generated by the Contractor or arising in connection with the Work will be promptly removed from the Project. In the event that the Contractor fails to keep the Project site clean or to remove the Contractor's equipment and apparatus upon the completion of the Work, the Owner may upon seven (7) days prior written notice, do so and the costs thereof will be charged to the Contractor. The Contractor will be responsible for all cutting, fitting, patching, or other activities required to complete the Work or make its parts fit together properly with each other or with other portions of the Project. The Contractor agrees to coordinate the Contractor's efforts at the Location with the efforts of the Owner and of other Contractors working upon the Project in order to promote the overall efficient and harmonious completion of the Project.

         Section 4.17. Patents and Royalties. The Contractor agrees to pay for any and all applicable royalties and license fees relating to or arising from the use of any products or processes called for by the Contract Documents or used by the Contractor in performing the Work. The Contractor agrees to indemnify the Owner and hold the Owner harmless from loss or damage, and to reimburse the Owner for all expenses, including legal fees, which the Owner may incur as a result of any litigation based upon or alleging infringement upon any patents or patent rights as a result of the Work or the materials or processes used by the Contractor in performing the Work.

         Section 4.18. Correction of Work. The Contractor agrees to promptly correct any portion of the Work which is rejected by the Owner in writing for failing to conform to the requirements of the Contract Documents, whether observed before or after payment of the Contract Sum, and whether or not fabricated, installed, or completed. The Contractor will pay all costs of correcting any such rejected portion of the Work including but not limited to the costs of all tests and inspections. The Contractor will remove from the Project, at the Contractor's expense, any portions of the Work which are not in substantial conformance with the Contract Documents and which have been neither corrected by the Contractor nor accepted by the Owner. In the event that the Contractor fails to correct or remove nonconforming Work, the Owner, in addition to any other rights and remedies of the Owner, may elect to correct or remove any such nonconforming Work at the expense of the Contractor.

         Section 4.19. Records. Contractor shall keep and distribute orderly and complete records of the Work and the progress thereof in accordance with industry standards. The Contractor agrees to follow such procedures throughout the course of the Work.

         Section 4.20. Indemnification from Liens. The Owner will have the right upon seven (7) days prior written notice to deduct from any payment otherwise due to the Contractor, or thereafter to become due, such sums as the Owner determines to be sufficient to completely indemnify the Owner against any notice of lien, lien, or the like, which is filed or served upon the Owner or the Project, by any mechanic, materialman, laborer, lessor, subcontractor, or supplier on account of any work done, labor performed, or materials supplied in connection with the Work. The Owner will further have the right to call upon the Contractor to satisfy any such lien and obtain its discharge or removal (pursuant to state law) within ten (10) days of notice from Owner. Upon the failure of the Contractor to cause the satisfaction and discharge or removal of the lien, the Owner may pay the amount of the lien from any retained or unpaid amounts of the Contract Sum. The Contractor agrees to be responsible for the amount of any premiums for any bonds which the Owner may elect to give with respect to any such lien in order to obtain discharge of any such lien from the Project, or for the interest of any money deposited by the Owner for the purpose of discharging any such lien. To the extent that the Contractor breaches its obligations as set forth in this Section, the Contractor agrees to indemnify and hold the Owner harmless from all damages, costs, or expenses, including legal fees, which arise out of or relate to any of the above-described liens or the assertion of any of such liens against the Owner, the property of the Owner, or the Project. The Contractor shall require any and all professionals providing services under this Contract (including architects or engineers) to provide and maintain professional liability coverage in an amount not less than $1,000,000.00.

         Section 4.21. Warranty Obligations of the Contractor. The Contractor unconditionally warrants and guarantees to the Owner that all Work will be performed free from defects in workmanship and materials, will conform to the requirements of the Plans and Specifications and the other Contract Documents, and will be fit and sufficient for the purposes expressed in or reasonably to be inferred from the Contract Documents. The Contractor will, at no expense to the Owner, correct any failure to fulfill the above warranty which may appear at any time within twelve (12) months (or in the case of items as to which a longer warranty period is set forth in the

Contract Documents, within such longer period) after the date that the Owner has agreed that Substantial Completion of the Work has been achieved. The Contractor will indemnify and hold the Owner harmless from any and all damages or expenses incurred by the Owner as a result of any breach of the warranties of the Contractor set forth herein, including but not limited to damages to other work constituting part of the Project and attorneys' fees.

         Section 4.22. Soil Test and Engineering Reports. The Contractor is responsible for all soil tests and site condition. Owner will provide Contractor with any test results or reports in its possession, but does not warrant or represent the accuracy of such tests or such reports.

                                    ARTICLE 5
                             SAFETY, LIABILITY, RISK
                      OF LOSS, INSURANCE, AND SURETY BONDS

         Section 5.1. Safety. The Contractor will develop, implement and maintain all safety programs necessary for the safe performance of the Work, including but not limited to all OSHA requirements. The Contractor will be responsible for taking all reasonable safety precautions to prevent injury or death to Persons or damage to property arising out of or related to the Work. Such obligations of the Contractor will extend to the protection of all employees engaged in the Work and to all other Persons who may be affected by the Work. The Contractor will protect all materials and equipment to be incorporated into the Work, whether in storage or under the care or control of the Contractor or any Person for whom the Contractor is responsible. The Contractor will further protect from any harm arising from the Work all other property located at the Project or adjacent thereto, including but not limited to trees, shrubs, walks, roadways, structures, and utilities not designated for removal, relocation, or replacement in the course of the performance of the Work. The Contractor will comply with all requirements of applicable Laws pertaining to the safety of Persons or property, and will erect and maintain such reasonable safeguards for safety and protection, including but not limited to the posting of signs and the giving of warnings.

         Section 5.2(a). Indemnification from Liabilities. The Contractor assumes sole responsibility and liability for any and all damages or injuries of any kind or nature whatsoever incurred by any Persons or property arising out of or resulting from the Work or occurring in connection therewith. The Contractor agrees to indemnify, defend, and hold harmless the Owner, and the officers, employees and agents of the Owner, from and against any and all claims, suits, or demands, including costs, litigation expenses, and attorneys' fees in connection with, arising out of, or related to the death or injury of any Person or the damage to any property to the extent that any such death, injury, or damage is caused by the acts, errors, or omissions of the Contractor or any Person for whose acts or omissions the Contractor is responsible while engaged in performance of the Work or any activity associated therewith or relating thereto. The obligations of indemnification provided for herein: (a) are in addition to, and are not limited by, any insurance maintained by the Contractor or any subcontractor or by the amount of damages, compensation or benefits payable under worker's compensation acts, disability benefit acts, or other employee benefit acts; and (b) will survive Final Completion and the satisfaction of all of the other obligations owed by the parties to each other in accordance with the Contract Documents.

         Section 5.2(b). Indemnification from Liabilities. The Owner assumes sole responsibility and liability for any and all damages or injuries of any kind or nature whatsoever incurred by any Persons or property arising out of or resulting to any work performed by owner or any entity with whom the Owner has directly contracted or contracted through in connection therewith, excluding the Contractor whose obligations under Section 5.2(a) remain in full force. the Owner agrees to indemnify, defend, and hold harmless the Contractor, the officers, employees and agents of the Contractor, from and against any and all claims, suits, or demands, including costs, litigation expenses, and attorneys' fees in connection with, arising out of, or related to the death or injury of any Person or the damage to any property to the extent that any such death, injury, or damage is caused by the acts, errors, or omissions of the Owner or any Person for whose acts or omissions the Owner is responsible while engaged in any work or any activity associated therewith or relating thereto. The obligations of indemnification provided for herein: (a) are not limited by any insurance maintained by the Owner or by the amount of damages, compensation or benefits payable under worker's compensation acts, disability benefit acts, or other employee benefit acts; and (b) will survive Final Completion and the satisfaction of all of the other obligations owed by the parties to each other in accordance with the Contract Documents.

         Section 5.3. Risk of Loss. The Contractor agrees that the Owner will not be responsible for any risk of loss or damage to all or any portion of the Work until after Final Completion. The Owner will have no risk of loss or damage to any materials, equipment, or tools of the Contractor, or of any other Person, used or to be used in performing, implementing, or completing the Work.

         Section 5.4. General Insurance Obligations of the Contractor. The Contractor agrees to maintain insurance sufficient, to protect the Contractor, the Owner, and the Owner's mortgagee, if any, from the types of claims set forth in Sections 5.2 (a) and (b) below which may arise out of or result from the Contractor's operations pursuant to the Contract Documents or otherwise in connection with the Work, whether such operations be by the Contractor, a subcontractor, or any other Person directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable: (a) claims under worker's compensation, disability benefit and other similar employee benefit acts; (b) claims for damages because of bodily injury, occupational sickness or disease, or death; (c) claims for damages insured by Personal injury liability coverage which are sustained by any Person as a result of an offense directly or indirectly related to employment of such Person by the Contractor or by any other Person; (d) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom; and (e) claims for damages because of bodily injury, death, or property damage arising out of Ownership, maintenance, or use of a motor vehicle and/or mobil construction equipment. Without limitation to any of the foregoing, the Contractor will purchase a commercial general liability insurance policy (including Contractors' protective liability insurance) with a minimum of $ 10,000,000 per occurrence and $10,000,000 aggregate which may be satisfied by the application of the primary commercial policy single limit for bodily injury, property damage, and Personal injury, which policy will include contractual liability and broad form property damage and will name the Owner and Owner's mortgagee as additional named insureds. The Contractor will provide the Owner and the Owner's mortgagee, if any, with such evidence of insurance coverage as the Owner or the Owner's mortgagee may request, including but not limited to a certificate of insurance to be submitted to the Owner prior to the Commencement Date which evidences the Contractor's insurance coverages and provides that the Owner will receive not less than thirty (30) days advance written notice of cancellation or alteration. In the event that the Contractor fails to procure and maintain the above-described insurance coverages, the Owner will have the right, but not the duty, to procure and maintain such insurance for and in the name of the Contractor at the sole expense of the Contractor. The Contractor will maintain such insurance coverages without interruption from the date of the commencement of the Work until Final Completion and the making of the final payment described in Section 3.5 of this Agreement. All liability insurance to be maintained by the Contractor will be written on an occurrence basis, with only such limitations, exceptions from coverage, and deductibles as are acceptable to the Owner. The attached Insurance Addendum is incorporated herein.

         Section 5.5. Property Insurance. The Contractor will maintain a builder's risk insurance policy in an amount not less than the Contract Sum for the Work on a replacement cost basis until the final payment has been made to the Contractor as provided for in Section 3.5 of this Agreement, or until the Contractor has no insurable interest in the Work, whichever is earlier. The Contractor's builder's risk property insurance will be written on an "all-risk" policy form and will insure against the perils of fire and extended coverage and physical loss or damage including without duplication of coverage, theft, vandalism, malicious mischief, collapse, false work, temporary buildings, and debris removal including demolition occasioned by enforcement of any applicable legal requirements. Such insurance will insure the interests of the Owner, the Owner's mortgagee, if any, the Contractor, and other Persons recognized by the Owner to have an insurable interest in the Work, as their interests may appear. The maximum insurable interests of the Contractor, and of all Persons claiming through the Contractor will be limited to the total value of the Work reported to the date of any loss by the Contractor to the Owner, plus such additional value of the Work as the Contractor can substantiate has been performed or supplied since the last monthly application for payment; less all portions of the Contract Sum which have been paid by the Owner with respect thereto. The Contractor, and all Persons claiming through the Contractor, will not be entitled under any circumstances to any portion of insurance proceeds payable in connection with the loss which is greater than the actual loss sustained by the Contractor and the Persons claiming through the Contractor. In the event that the Contractor's insurance coverage requires minimal deductibles, the Owner will pay or bear any costs or losses not covered because such deductibles. All deductible amounts must be approved by Owner prior to the policy being accepted. The insurance described in this Section is not intended to cover machinery, tools, equipment owned or rented by the Contractor which are utilized in the performance of the Work but not incorporated into the Work. The Contractor will, at the Contractor's sole expense, provide insurance coverage for owned or rented machinery, tools, or equipment, and for materials not yet made a part of the Work, in accordance with the provisions of the attached Insurance Addendum. The Owner maintains the right to be involved in and have an equal say in any adjustments or settlements which may be made between the Contractor and the Contractor's insurers. All insurance proceeds from the property insurance maintained by the Contractor will be payable to the Owner and Contractor as loss payees, who will then distribute such proceeds in accordance with the provisions of this Section and as otherwise required by the Contract Documents. The Owner and the Contractor waive all rights against each other for damages caused by fire or other perils to the extent covered by the insurance obtained pursuant to this Section, or other property insurance applicable to the Work, except such rights as the Owner and the Contractor may have to the proceeds of such insurance. The Contractor will require each subcontractor in such subcontractor's agreements with the Contractor to provide a similar waiver in favor of the Owner and the Contractor. The insurance policies of the Owner, the Contractor, and subcontractors, will provide waivers of subrogation.

         Section 5.6. Payment and Performance Bonds. The Contractor will deliver to the Owner, at the sole expense of the Contractor, bonds for the benefit of the Owner, and the Owner's mortgagee, if any, guaranteeing the faithful performance by the Contractor of the duties and obligations owed by the Contractor pursuant to the Contract Documents, including but not limited to the obligation to perform and construct the Work in accordance with the Contract Documents, and guaranteeing the faithful payment by the Contractor of the obligations of the Contractor arising as a result thereof. The bonds will be in form and substance acceptable to the Owner and issued by surety companies acceptable to the Owner, and will contain dual-obligee riders in favor of the Owner, the Owner's mortgagee, if any, and their successors or assigns. The undersigned officer of the Contractor by his execution and delivery of this Agreement, Personally warrants and represents to the Owner that the above-described bonds will be in existence and effective on or before the Commencement Date. The bonds will be in amounts of not less than the Contract Sum or in such other amounts as is required by the terms of the Contract Documents.

                                    ARTICLE 6
                         OWNER'S RIGHTS TO STOP OR CARRY
                      OUT WORK AND TO TERMINATE CONTRACTOR

         Section 6.1. Owner's Right to Stop Work. The Owner will have the right to direct the Contractor in writing to stop the performance of the Work at any time that the Owner determines that the Contractor is performing defective work, is failing to correct defective work or is otherwise failing to perform the Contractor's duties in accordance with the terms and conditions of the Contract Documents. The exercise of any such right will be by written notice and will specify the basis for the demand and give the Contractor five (5) days written notice to respond or begin to take corrective action. The right of the Owner is without prejudice to any other rights or remedies available to the Owner as a result of the actions of the Contractor. Upon the receipt by the Contractor of a written notice from the Owner that the Contractor is to stop the Work, or the portion of it described in the notice, and the failure of the Contractor to properly respond to the written notice, the Owner can and will order the Contractor to immediately cease the further performance of the Work until such time as the cause for such stop order has been eliminated to the Owner's satisfaction.

         Section 6.2. Owner's Right to Carry Out the Work. If the Contractor should fail to prosecute, in whole or in part, the Work properly (including the failure to man the job due to labor disputes of any type) or fail to perform any provision of the Contract Documents (including unauthorized schedule delay) the Owner may, without prejudice to any other rights or remedies available to the Owner, give to Contractor seven (7) days prior notice which will specify the Owner's deficiencies. If the Contractor fails or refuses to have such deficiencies made good by others, then at the sole expense of the Contractor, the Owner may deduct the costs thereof from any payments then or thereafter due to the Contractor.

         Section 6.3. Purchase and Sale Agreement. This Agreement has been entered into by the Contractor and the Guarantor and their performance hereunder is required pursuant to the Guarantor's obligations under the Purchase and Sale Agreement. The terms and conditions and intent of the Purchase and Sale Agreement shall govern this Agreement in all respects and shall be interpreted and the obligations of Contractor carried out for the purpose of effecting Guarantor's obligations under the Purchase and Sale Agreement. Any material breach of this Agreement by the Contractor or Guarantor which has not been cured despite a written demand shall constitute a breach of the Purchase and Sale Agreement.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         Section 7.1. Warranties of Contractor's Status. The Contractor represents and warrants to the Owner that: (a) the Contractor is validly incorporated under the Laws of the State of its organization; (b) the Contractor is duly qualified to conduct business in the State in which the Location is situated; (c) the Contractor is in good standing in the State of its organization and in the State in which the Location is situated; (d) the Contractor possesses all licenses and permits necessary or required by applicable Laws for the Contractor to enter into this Agreement and to perform the Work and the other duties and obligations required of the Contractor by the terms and conditions of the Contract Documents; and (e) this Agreement is the valid and binding obligation of the Contractor and is fully enforceable against the Contractor in accordance with all stated terms.

         Section 7.2. Assignments. The Contractor will have no right to assign this Agreement or any of the Contractor's rights under this Agreement or the Contract Documents, including but not limited to the payments to be made thereunder.

         Section 7.3. Notices Any notice required or permitted by or in connection with this Agreement or any of the other Contract Documents will be in writing and will be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the Owner or the Contractor at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Owner or the Contractor. Notice will be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, will be considered to have been given and will be effective as of the date herein provided.

                  If to the Owner:

                           PRIME HOSPITALITY CORP.
                           700 Route 46 East
                           Fairfield, New Jersey 07004
                           Attn: Law Department
                           Fax No.: (201) 882-1787

         If to the Contractor:
                           Moore & Associates
                           130 Maple Drive North
                           Hendersonville, TN 37075
                           Attn.:  Martin Fugardi
                           Fax No. (615) 264-8020________________________

         with a copy to:

                           Boult, Cummings, Conners & Berry, PLC
                           David K. Taylor
                           414 Union Street
                           Suite 1600
                           P.O. Box 198062
                           Nashville, TN 37219
                           Fax:  615-252-2380

         Section 7.4. Time. Time is of the essence to this Agreement and the other Contract Documents and to each undertaking of the parties thereunder.

         Section 7.5. Estoppels. The Contractor agrees to provide the Owner and the Owner's mortgagee, if any, from time to time with such letters of estoppel as may be required by the Owner or the Owner's mortgagee.

         Section 7.6. Binding Obligation. This Agreement will be binding upon the parties and their successors and assigns.

         Section 7.7. Final Agreement. This Agreement and the Contract Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement or the other Contract Documents are not a part of this Agreement and the understanding of the parties hereto. In the event of any conflict or variance between the terms of this Agreement and the terms of the Supplemental Conditions, the terms and conditions of the Supplemental Conditions will control. The Contractor acknowledges that the Contract Documents will in all cases supersede any proposals submitted by the Contractor to the Owner. This Agreement may only be amended by a writing signed by all of the parties hereto.

         Section 7.8. Choice of Law. The Laws of the State where the Location is situated (excluding, however, conflict of law principles) will govern and be applied to determine all issues relating to this Agreement and the Contract Documents.

         Section 7.9. Captions. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

         Section 7.10. Effective Date. This Agreement will be effective as of the date first above written, independent of the date of execution or delivery hereof.

         Section 7.11. Guarantor: Guarantor acknowledges that as a matter of convenience to Guarantor, Moore & Associates, Inc. has been designated as Contractor. Notwithstanding such designation, the Guarantor is obligated to perform all of the obligations of Contractor under this Agreement pursuant to the terms of the Purchase and Sale Agreement. Owner has recourse to Guarantor with respect to Contractor's failure to perform any obligation under this Agreement.

         IN WITNESS WHEREOF, the Owner and the Contractor have duly executed this Agreement under seal as of the date first above written.

WITNESS/ATTEST:                     OWNER:
                                    PRIME HOSPITALITY CORP.



                                    By: /s/ Douglas Vicari
                                       -----------------------------------------
                                    Name: Douglas Vicari
                                         ---------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------
                                    Date: 7/9/00
                                         ---------------------------------------

                                    --------------------------------------------
                                    CONTRACTOR:
                                    MOORE & ASSOCIATES, INC.



                                    By: /s/ Martin Fugardi
                                       -----------------------------------------
                                    Name: Martin Fugardi
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------
                                    Date: 7/9/00
                                         ---------------------------------------

                                    GUARANTOR:
                                    SHOLODGE, INC.



                                    By: /s/ Leon Moore
                                       -----------------------------------------
                                    Name: Leon Moore
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------
                                    Date: 7/9/00
                                         ---------------------------------------

                               INSURANCE ADDENDUM

PURPOSE

This coverage is designed for manufacturers, retailers, wholesalers and contractors who sell, distribute and/or are under contract to install machinery, equipment and building materials for their customers. In almost all instances, title to the property does not pass to the purchaser and/or building owner until the property is completely installed and/or accepted as satisfactory.

The types of property under installation circumstances will vary from simple installations involving oil or gas burners, plumbing, air conditioning and electric fixtures, building materials to very complex installations of industrial machinery.

Coverage under an Installation Floater is usually provided while the covered property is in transit, while at temporary staging or storage areas and while at sites of actual installation. The form itself is "tailored" to fit each specific account but usually insurance applies until the property has been accepted by the purchase/owner, the interest of the insured ceases, 30 days after completion of installation and, of course, policy expiration/termination date whichever first occurs.

This is a nonfiled Commercial Inland Marine class so the underwriter has complete flexibility, within sound underwriting standards, in designing limits, deductible and rate levels. For many insureds policies are written to automatically cover all installations made during the course of a policy year. While others may wish a policy to cover a single installation, particularly when the risk presents unique or unusual conditions or values at risk.

POLICY TERM

Policies may be written for a one year term or short term depending upon the individual account circumstances.

APPLICATIONS

Available is UK 324 (multiple jobs) and UK 324 for single jobs. However, ACCORD applications may be utilized as appropriate.

SCHEDULE REQUIREMENTS

Wherever possible and practical, the actual locations at which coverage is being provided should be listed in the policy with a specific limit of liability. Of equal benefit is the listing of actual installation locations in reports of values, if the coverage may be constructed in this fashion. When the limit at any one location is nominal, this requirement may be waived provided adequate data is developed annually to make certain premiums and rate levels are commensurate with exposures.

                                   EXHIBIT "A"
                                    ARCHITECT

To be provided by Contractor as soon as possible.

                                   EXHIBIT "B"
                         FURNITURE FIXTURES & EQUIPMENT

Contractor will furnish the property with standard AmeriSuites Furniture, Fixtures & Equipment. By way of illustration a copy of AmeriSuites standard FF&E package is attached as Exhibit B.

                                   EXHIBIT "C"
                            PLANS AND SPECIFICATIONS

The parties contemplate that Contractor will build a "ShoLodge" style building with "AmeriSuites" finishes sufficient for ShoLodge, Inc. to satisfy the terms and conditions of the Purchase and Sale Agreement. The parties will agree upon final Plans and Specifications as soon as possible after the Commencement Date.

The Contract has been based on the following Drawings and Specifications prepared by _____________:


Architectural Drawings                                                          Dated
----------------------                                                          -----

A00.1             Fire Protection Plans - Code Summary                          ?
A00.2             Wall Assemblies                                               ?
A00.3             Fire Protection Assemblies                                    ?
A15.1             Site Plan                                                     ?
A15.2             Site Details                                                  ?
A30.1             Lower Level and First Floor Plan                              ?
A30.1             Second and Third Floor Plan                                   ?
A32.1             Roof Plan                                                     ?
A40.1             Building Elevations                                           ?
A40.2             Enlarged Building Elevations                                  ?
A40.3             Building Sections - Wings                                     ?
A40.4             Building Sections - Wings                                     ?
A40.5             Building Sections - Lobby                                     ?
A40.6             Building Sections - Tower                                     ?
A50.1             Enlarged Unit Plans                                           ?
A50.2             Enlarged Unit Plans                                           ?
A50.3             Enlarged Unit Plans                                           ?
A50.4             Enlarged Lower Level Lobby Plan                               ?
A50.5             Enlarged First Floor Lobby Plan                               ?
A50.6             Enlarged Second Floor Lobby Plan                              ?
A50.7             Enlarged Third Floor Lobby Plan                               ?
A50.8             Enlarged Lower Level Corner Plan                              ?
A50.9             Enlarged First, Second & Third Floor Corner Plans             ?
A50.10            Enlarged Stair Plans and Sections                             ?
A50.11            Enlarged Stair Section and Details                            ?
A50.12            Elevator Details and Sections                                 ?
A52.1             Interior Elevations                                           ?
A52.2             Interior Elevations                                           ?
A52.3             Interior Elevations                                           ?
A52.4             Interior Details                                              ?

A52.5             Interior Details                                              ?
A56.1             Window and Door Details                                       ?
A56.2             Exterior Details                                              ?
A56.3             Reception Desk                                                ?
A58.1             Door and Window Schedule & Details                            ?
Exhibit "A": Contract Drawings                                                  Page 2 of 3


A58.2             Finish Schedules                                              ?
A58.3             Hardware Schedule                                             ?

Structural Drawings                                                             Dated
-------------------                                                             -----

S00.1             General Structural Notes                                      ?
S20.1             Lower Level Foundation Plan                                   ?
S30.1             First Floor Foundation and Framing Plan                       ?
S30.2             Second Floor Framing Plan                                     ?
S30.3             Third Floor Framing Plan                                      ?
S30.4             Roof Framing Plan                                             ?
S60.1             Sections and Details                                          ?
S60.2             Sections and Details                                          ?
S60.3             Sections and Details                                          ?
S90.1             Truss Profiles/Sections and Details                           ?
S90.2             Shearwall Schedules, Sections and Details                     ?


Electrical Drawings                                                             Dated
-------------------                                                             -----
ES-1              Electrical Site Plan                                          ?
E-1               Electrical Floor Plan                                         ?
E-2               Electrical Floor Plan                                         ?
E-3               Electrical Floor Plan                                         ?
E-4               Electrical Floor Plan                                         ?
E-5               Enlarged Electrical Floor Plan                                ?
E-6               Enlarged Guest Suite Lighting and Power Plans                 ?
E-7               TV, Telephone and Fire Alarm Details and Notes                ?
E-8               One Line Riser Diagram, Lighting Schedule, Legend &
                  General Notes                                                 ?
E-9               Electrical Panelboard Schedules                               ?
E-10              Electrical Panelboard Schedules                               ?

Exhibit "A" Contract Drawings                                                   Page 3 of 3
Mechanical Drawings                                                             Dated
-------------------                                                             -----
M-1               Lower Level Mechanical Plan                                   ?
M-2               First Floor Mechanical Plan                                   ?
M-3               Second Floor Mechanical Plan                                  ?
M-4               Third Floor Mechanical Plan                                   ?
M-5               Mechanical Schedules and Legends                              ?
M-6               Mechanical Details and Sections                               ?


Plumbing Drawings                                                               Dated
-----------------                                                               -----
P-1               Plumbing Schedules and Symbols                                ?
P-2               Plumbing Floor Plan                                           ?
P-3               Plumbing Floor Plan                                           ?
P-4               Plumbing Floor Plan                                           ?
P-5               Plumbing Floor Plan                                           ?
P-6               Plumbing Floor Plan                                           ?
P-7               Lower Level Partial Plan                                      ?
P-8               Plumbing Floor Plan                                           ?
P-9               Plumbing Floor Plan                                           ?
P-10              Plumbing Floor Plan                                           ?
P-11              Plumbing Partials                                             ?
P-12              Plumbing Partials                                             ?
P-13              Plumbing Partials                                             ?
P-14              Plumbing Partials                                             ?
P-15              Plumbing Details                                              ?


Civil Engineering                                                               Dated
-----------------                                                               -----
D6       Cover Sheet, Vicinity Map and Schedule of Drawings                     ?
1        Layout Plan                                                            ?
2        Grading, Drainage and Erosion Control Plan                             ?
3        Utility Plan                                                           ?
4        Landscaping Plan                                                       ?
5        Details                                                                ?

Other

         Geotechnical Engineering Evaluation for Proposed ________________, dated __________ by _________________ (Project No.
         _____________________)

         AmeriSuites Construction and Design Standards Manual dated ______ by Prime

         Hospitality Design Department.

                                    EXHIBIT D
                               SCHEDULE OF VALUES

                                   EXHIBIT "E"
                             SUPPLEMENTAL CONDITIONS

1. For 60 days before the Completion Date, Contractor shall provide Owner, at no additional installation or rental cost, use of a secured trailer on-site with electrical power, lighting and two telephone lines. Owner shall pay directly for use of its telephone and electrical service.


                                       30